POWDERMET, INC.

FINANCIAL STATEMENTS

YEARS ENDED MAY 31, 2013 AND 2012

POWDERMET, INC.

YEARS ENDED MAY 31, 2013 AND 2012

TABLE OF CONTENTS

INDEPENDENT AUDITORS’ REPORT

PAGE NO.   2

BALANCE SHEETS

May 31, 2013 and 2012

3

STATEMENTS OF OPERATIONS

Years ended May 31, 2013 and 2012

4

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years ended May 31, 2013 and 2012

5

STATEMENTS OF CASH FLOWS

Years ended May 31, 2013 and 2012

6

NOTES TO THE FINANCIAL STATEMENTS

7 – 21

SUPPLEMENTARY FINANCIAL INFORMATION

SCHEDULE OF COST OF REVENUES

Years ended May 31, 2013 and 2012

22

SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

Years ended May 31, 2013 and 2012

22

INDEPENDENT AUDITORS’ REPORT

TO THE STOCKHOLDERS

POWDERMET, INC.

We  have  audited  the  accompanying  financial  statements  of  Powdermet,  Inc.,  which  comprise  the  balance sheets as of May 31, 2013 and 2012, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management   is   responsible   for   the   preparation   and   fair   presentation   of   these   financial   statements   in

accordance  with  accounting  principles  generally  accepted  in  the  United  State  of  America;  this  includes  the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial  statements based on our  audits.  We conducted

our  audits  in  accordance  with  auditing  standards  generally accepted in  the  United  States  of  America.   Those

standards  require  that  we  plan  and  perform  the  audit  to  obtain  reasonable  assurance  about  whether  the financial statements are free of material misstatement.

An  audit  involves  performing  procedures  to  obtain  audit  evidence  about  the  amounts  and  disclosures  in  the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of

the risks of  material misstatement of  the financial  statements,  whether  due to fraud or error.   In making those

risk   assessments,   the   auditor   considers   internal   control   relevant   to   the   entity’s   preparation   and   fair

presentation  of  the  financial  statements  in  order  to  design  audit  procedures  that  are  appropriate  in  the circumstances,  but  not  for  the  purpose  of  expressing  an  opinion  on  the  effectiveness  of  the  entity’s  internal

control.   Accordingly,  we  express  no  such  opinion.   An  audit  also  includes  assessing  the  appropriateness  of accounting  policies  used  and  the  reasonableness  of  significant  accounting  estimates  made  by management,

as well as evaluating the overall presentation of the financial statements.

We  believe  that  the  audit  evidence  we  have  obtained  is  sufficient  and  appropriate  to  provide  a  basis  for  our audit opinion.

Opinion

In  our  opinion,  the  financial  statements  referred  to  above  present  fairly,  in  all  material  respects,  the  financial position of Powdermet, Inc. as May 31, 2013 and 2012, and the results of their operations and their cash flows for  the  years  then  ended  in  conformity  with  accounting  principles  generally  accepted  in  the  United  States  of

America.

Report on Supplementary Information

Our  audits  were  conducted  for  the  purpose  of  forming  an  opinion  on  the  financial  statements  taken  as  a

whole.   The  accompanying  supplementary  financial  information  is  presented  for  the  purpose  of  additional

analysis  and  is  not  a  required  part  of  the  financial  statements.   Such  information  is  the  responsibility  of

management  and  was  derived  from  and  relates  directly  to  the  underlying  accounting  and  other  records

used  to  prepare  the  financial  statements.   The  information  has  been  subjected  to  the  auditing  procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling  such  information  directly  to  the  underlying  accounting  and  other  records  used  to  prepare  the

financial   statements   or   to   the   financial   statements   themselves,   and   other   additional   procedures   in

accordance with auditing standards generally accepted in the United States of America.  In our opinion, the information is fairly stated in all material respects in relation to the financial statements taken as a whole.

SKODA MINOTTI

/s/ Skoda Minotti

Cleveland, Ohio

August 21, 2013

POWDERMET, INC.

BALANCE SHEETS

MAY 31, 2013 AND 2012

ASSETS

2013

2012

CURRENT ASSETS

Cash

$

287,793

$

273,533

Accounts receivable

245,061

304,844

Deferred income taxes

314

348

533,168

578,725

PROPERTY AND EQUIPMENT - NET

623,414

675,269

OTHER ASSETS

Intellectual property, net

113,513

102,078

Investment in non-controlling interest - MesoCoat, Inc.

2,340,378

3,454,310

Deposits and retainers

2,943

2,943

2,456,834

3,559,331

$    3,613,416

$    4,813,325

LIABILITIES

CURRENT LIABILITIES

Lines of credit

$

7,411

$

20,494

Current portion of long-term debt

53,091

51,940

Current portion of capital lease obligations

2,058

54,021

Accounts payable

56,602

76,866

Accrued and withheld taxes and expenses

141,735

192,293

260,897

395,614

LONG-TERM LIABILITIES

Long-term debt

710,363

756,398

Capital lease obligations

-

4,101

Deferred compensation

183,333

183,333

Deferred income taxes

782,767

1,161,538

1,676,463

2,105,370

1,937,360

2,500,984

STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY

1,676,056

2,312,341

$    3,613,416

$    4,813,325

The accompanying notes are an integral part of these financial statements.

POWDERMET, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED MAY 31, 2013 AND 2012

2013

2012

PERCENTAGE

PERCENTAGE

OF REVENUES

OF REVENUES

REVENUES

Commercial

$     363,961

16.7

%

$    374,952

18.2%

Government

1,522,333

69.9

1,377,565

67.1

Other

291,823

13.4

301,442

14.7

2,178,117

100.0

2,053,959

100.0

COST OF REVENUES

1,188,988

54.5

1,119,785

54.5

GROSS PROFIT

989,129

45.5

934,174

45.5

GENERAL AND

ADMINISTRATIVE EXPENSES

946,873

43.5

877,042

42.7

INCOME FROM OPERATIONS

42,256

2.0

57,132

2.8

OTHER INCOME (EXPENSES)

Interest expense (net of interest

income of $76 and $85,

respectively)

(38,746)

(1.8)

(48,467)

(2.4)

Equity in MesoCoat income (loss)

(1,113,932)

(51.1)

41,810

2.0

Gain on retained

non-controlling investment

-

-

3,412,500

166.2

Other income

95,400

4.4

109,270

5.3

(1,057,278)

(48.5)

3,515,113

171.1

INCOME (LOSS) BEFORE

INCOME TAXES

(1,015,022)

(46.5)

3,572,245

173.9

PROVISION FOR (BENEFIT FROM)

INCOME TAXES

Deferred

(378,737)

(17.4)

1,161,190

56.5

NET INCOME (LOSS)

$    (636,285)

(29.1)

%

$ 2,411,055

117.4%

The accompanying notes are an integral part of these financial statements.

POWDERMET, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED MAY 31, 2013 AND 2012

COMMON STOCK

Par value, $0.001 per share

Authorized - 2,600,000 shares

ADDITIONAL

SHARES ISSUED

PAID-IN

ACCUMULATED

AND OUTSTANDING

AMOUNT

CAPITAL

DEFICIT

TOTAL

Balance at June 1, 2011

1,470,313

$1,471

$3,841,988

$(3,942,173)

$(98,714)

Net income

-

-

-

2,411,055

2,411,055

Balance at May 31, 2012

1,470,313

1,471

3,841,988

(1,531,118)

2,312,341

Net loss

-

-

-

(636,285)

(636,285)

Balance at May 31, 2013

1,470,313

$1,471

$3,841,988

$(2,167,403)

$1,676,056

The accompanying notes are an integral part of these financial statements.

POWDERMET, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED MAY 31, 2013 AND 2012

2013

2012

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)

$

(636,285)

$    2,411,055

Adjustments to reconcile net income (loss) to net cash

provided by operating activities:

Add back (deduct): Items not affecting cash

Depreciation and amortization

100,247

99,420

Equity in MesoCoat (income) loss

1,113,932

(41,810)

Gain on retained non-controlling investment

-

(3,412,500)

Deferred income taxes

(378,737)

1,161,190

Cash provided by (used in) changes in the following items:

(Increase) decrease in accounts receivable

59,783

(1,669)

Decrease in accounts payable

(20,264)

(4,601)

Increase (decrease) in accrued

and withheld taxes and expenses

(50,558)

22,286

Net cash provided by operating activities

188,118

233,371

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisitions of property and equipment

(49,683)

(14,442)

Investment in intellectual property

(19,421)

(5,958)

Net cash used in investing activities

(69,104)

(20,400)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net repayments on lines of credit

(13,083)

(326)

Principal payments on long-term debt

(35,607)

(20,806)

Principal payments on capital lease obligations

(56,064)

(51,057)

Net cash used in financing activities

(104,754)

(72,189)

NET INCREASE IN CASH

14,260

140,782

CASH - BEGINNING OF YEAR

273,533

132,751

CASH - END OF YEAR

$

287,793

$

273,533

The accompanying notes are an integral part of these financial statements.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Powdermet, Inc. (Powdermet, or, the Company) was founded in December 1996.  The Company is a manufacturer of nano-engineered metal and ceramic powders, and high value-added components manufactured from these powders. The Company generates revenues from job shop toll processing and contract research and design services, primarily through the Small Business Innovative

Research ("SBIR") program.

Accounting Period

The Company’s fiscal year ends on December 31.  These financial statements cover the period June 1,

2012 through May 31, 2013, and June 1, 2011 through May 31, 2012.

Basis of Accounting

These financial statements are prepared on the accrual basis of accounting in conformity with U.S.

generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Accordingly, actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the 2012 financial statements to conform with the 2013 financial statement presentation.  Such reclassifications had no effect on net income as previously reported.

Accounts Receivable

The Company’s accounts receivable are due from a variety of customers.  Credit is extended based on an evaluation of a customer’s financial condition.  Accounts receivable are generally due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts.

Accounts that are outstanding longer than the contractual payment terms are considered past due.

The Company determines its allowance by considering a number of factors, including the length of time trade receivables are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company, and the condition of the general economy and industry as a whole.  The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to an allowance for doubtful accounts.  As of May 31, 2013 and 2012, management has determined that no allowance for doubtful accounts is required.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.

Depreciation and amortization of property and equipment is provided by use of the straight-line method over the following estimated useful lives of the assets:

Machinery and equipment

7   years

Furniture and fixtures

7   years

Computer equipment

5   years

Vehicles

5   years

Leasehold improvements

Lesser of useful life of asset, or remaining

life of lease (15 years maximum)

Construction in progress represents assets that are in process of construction and rehabilitation in order to bring them to operational status.  All costs are captured in a separate Construction in

Progress account, and are included in the Property and Equipment – Net on the accompanying balance sheets.  Depreciation commences when the asset is ready to be placed into service.

Routine expenditures for maintenance and repairs are expensed as incurred.

Intellectual Property

Intellectual property is recorded at cost and consists primarily of patents and licenses.  Patent costs are being amortized on a straight-line basis over their estimated useful lives, up to 15 years, beginning when the patent is secured by the Company.  License costs are recorded at the cost to obtain the license and are amortized on a straight-line basis over the effective term of the license, up to 15 years.

Revenue and Cost Recognition

Revenue is generally recorded when earned as defined under the terms of their contractual agreements.  Each contract sets the timing of amounts that are allowed to be billed and how to bill those amounts.  Revenue from cost-plus fee contracts is recognized on the basis of costs incurred during the year plus the fee earned.  Revenue earned under the SBIR program is recognized in the year in which the related costs are incurred so as to match the revenue against the research costs being reimbursed.

Cost of revenues include all direct costs and allocations of indirect contract costs.

Shipping and Handling

The Company’s shipping and handling costs are included in cost of revenues as a component of other direct costs.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

The Company values its employee stock-based awards based on the grant-date fair value in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation –

Stock Compensation.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.  Deferred income taxes reflect the net tax effects of any temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns.

Advertising

Advertising costs are expensed as incurred.  The Company did not incur any advertising related expenses during the years ended May 31, 2013 and 2012.

Equity Method

The equity method of accounting is used when the Company has a 20% to 50% interest in other entities.  Under the equity method, original investments are recorded at cost and adjusted by the

Company’s share of undistributed earnings or losses of those entities.

2.   PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at May 31:

2013

2012

Machinery and equipment

$

1,291,426

$

1,271,556

Furniture and fixtures

24,422

24,422

Computer equipment

27,534

24,751

Vehicles

8,625

8,625

Leasehold improvements

642,974

625,221

Construction in progress

177,610

177,610

2,172,591

2,132,185

Less: Accumulated depreciation and amortization

(1,549,177)

(1,456,916)

$

623,414

$

675,269

Depreciation and amortization expense was $92,261 and $86,458 for the years ended May 31, 2013 and 2012, respectively.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

3.   INTELLECTUAL PROPERTY

The cost  and net  book value of finite-lived intangible assets consisted of the following at May 31:

2013

2012

Intellectual technology

$

246,301

$

226,880

Accumulated amortization

(132,788)

(124,802)

$

113,513

$

102,078

Amortization expense was $7,986 and $12,962 for the years ended May 31, 2013 and 2012,

respectively.  The Company expects amortization expense related to intellectual property for the next five years to be as follows:

YEAR ENDING

MAY 31,

2014

$

8,547

2015

8,547

2016

8,547

2017

8,547

2018

5,000

4.   INVESTMENT IN NON-CONTROLLING INTEREST – MESOCOAT, INC.

On July 13, 2011, MesoCoat, Inc. (MesoCoat) authorized the release of newly issued common stock to

Abakan, Inc. (Abakan), a related party, in exchange for cash consideration.  The effect of the transaction diluted Powdermet's ownership of MesoCoat from 65.4% to 47.5% and Powdermet is accounting for its remaining 47.5% investment using the equity method.  The gain on the remeasurement of the retained non-controlling investment in MesoCoat was $3,412,500 which is the fair value of Powdermet's non-controlling interest in MesoCoat on the closing date.  The fair value of the investment was a Level 3 measurement (see Note 8) based upon the consideration paid by Abakan for 86,156 new common shares of MesoCoat including a discount for Powdermet's lack of marketability of its non-controlling interest.

Powdermet's investment in MesoCoat was $0 directly preceding the closing date.  When the

Company's share of losses previously accounted for equaled the carrying value of its investment,

the Company suspended its investment accounting, and no additional losses were recognized since the Company was not obligated to provide further financial support for MesoCoat.  The Company's unrecorded share of MesoCoat's losses was $236,458 directly preceding the closing date.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

4.   INVESTMENT IN NON-CONTROLLING INTEREST – MESOCOAT, INC. (continued)

The table below reconciles our investment amount and equity method amounts to the amount on the accompanying balance sheets.

Investment balance, June 1, 2011

$

-

Remeasurement of retained investment, July 13, 2011

3,412,500

Equity in MesoCoat income

41,810

Investment balance, May 31, 2012

3,454,310

Equity in MesoCoat loss

(1,113,932)

Investment balance, May 31, 2013

$

2,340,378

The table below presents the effects of changes in Powdermet's ownership interest in MesoCoat on

Powdermet's equity for the year ended May 31, 2012:

Net loss attributable to Powdermet (at 65.4%)

$

(40,912)

Transfer from the non-controlling interest:

Dilution of Powdermet's interest resulting

from MesoCoat issuance of new shares

82,722

Change from net loss attributable to Powdermet

and transfer from the non-controlling interest (47.5%)      $

41,810

5.   LINES OF CREDIT

The Company has available for its use a secured line of credit with a bank totaling $50,000.

Outstanding borrowings bear interest at the bank's prime rate plus 3.00% (6.25% at May 31, 2013 and 2012) and are secured by the personal guarantee of the Company's majority stockholder.

Outstanding borrowings on the line of credit at May 31, 2013 and 2012 were $7,411 and $20,494,

respectively.  The line of credit is renewed annually.

The Company also has available for its use a secured line of credit with another bank totaling $63,575.

Outstanding borrowings bear interest at 8.99% and are secured by the personal guarantee of the

Company's majority stockholder.  There were no outstanding borrowings on the line of credit as of

May 31, 2013 and 2012.  The line of credit is renewed annually.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

6.   LONG-TERM DEBT

Long-term debt consisted of the following at May 31:

2013

2012

Note, payable to an unrelated third-party

in monthly installments of $4,250, plus interest

at 7.00%, through July 2029; collateralized by

certain patents and contracts, agreements, and

know-how related to these patents; at any

time prior to the complete and final payment

on this note, the third-party has the right to exercise

stock warrants to purchase 200,000 shares of the

Company's common stock at an exercise price

of $1.65 per share.

$

493,466

$

508,074

Note, payable to a related party in interest-only

monthly installments bearing interest at 0.50% per

month through December 2016; with a balloon payment

of remaining outstanding principal due and any accrued

interest due on December 2016; collateralized by

substantially all assets of the Company

88,728

98,004

Obligation, payable to an unrelated third-party; no stated

interest rate; interest payment frequency and due date

for the obligation not specified

181,260

202,260

763,454

808,338

Less: Current portion

(53,091)

(51,940)

$

710,363

$

756,398

Future maturities of long-term debt are as follows:

YEAR ENDING

MAY 31,

2014

$

53,091

2015

54,327

2016

144,381

2017

21,072

2018

24,613

Thereafter

465,970

$

763,454

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

7.   DEFERRED COMPENSATION

The Company has non-qualified deferred compensation arrangements with one key employee and one former employee.  The arrangements allowed the employees to defer payment of a portion of their annual compensation.  The amount accrued under such arrangements as of May 31, 2013 and

2012 was $183,333.  The deferred compensation arrangements are unfunded; therefore, benefits will be paid from the general assets of the Company.

8.   FAIR VALUE MEASUREMENTS

As discussed in Note 4, on July 13, 2011, the Company revalued its retained non-controlling investment in MesoCoat to fair value in accordance with ASC 805, Business Combinations.  The remeasurement to fair value only occurs on the date of the business combination event and is not readjusted to fair value at the end of the reporting period.

GAAP establishes a framework for measuring fair value.  That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  It applies to fair value measurements already required or permitted by existing standards.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities

(Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under GAAP are described as follows:

Level 1 -      Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 -      Quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in inactive markets.  Level 2 inputs include those other than quoted prices that are observable for the asset or liability and that are derived principally from, or corroborated by, observable market data by correlation or other means.  If the asset or liability has a specified term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 -      Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Valuation techniques used should maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value of the retained non-controlling interest in MesoCoat, a private entity, was estimated based on the purchase price of Abakan’s July 13, 2011 investment and corroborated by use of the income approach.  This fair value measurement is based on significant inputs that are not observable in the market and, therefore, represents a Level 3 measurement as defined above.

Main assumptions include the following:

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

8.   FAIR VALUE MEASUREMENTS (continued)

     A value of $32.50 per share implied by the July 13, 2011 Abakan investment (prior to consideration of adjustments for lack of control or lack of marketability).

     A discount rate of approximately 38% and probability of achieving the projected cash flows of 4% using the income approach.

     Adjustments because of the lack of marketability that market participants would consider when estimating the fair value of the retained non-controlling interest in MesoCoat.

The preceding methods described on the previous page may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values.  Furthermore, although the

Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table presents the changes in the Company’s Level 3 investment during the years ended

May 31, 2013 and 2012:

Investment

in

MesoCoat

Balance at June 1, 2011

$

-

Plus: Remeasurement of retained investment, July 13, 2011

3,412,500

Plus: Equity in MesoCoat income

41,810

Balance at May 31, 2012

3,454,310

Less: Equity in MesoCoat loss

(1,113,932)

Balance at May 31, 2013

$

2,340,378

9.   INCOME TAXES

Deferred income taxes are provided to recognize the effects of temporary differences between financial reporting and income tax reporting.  These differences arise principally from Federal net operating losses and the recognition of equity method investee income for book purposes as opposed to the recognition of equity method investee income only upon the disposal of the investment for tax purposes.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As of May 31, 2013 and 2012, management has recorded a valuation allowance for its deferred tax assets relating to the net operating losses, fixed asset basis differences,  and other benefits arising prior to December 31, 2010, as management believes it is more likely than not that it will be unable to utilize those deferred tax assets.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

9.   INCOME TAXES (continued)

The following reconciles the Company’s effective income tax rate with that which would be expected if the Federal statutory rate of 34% were applied to income before income taxes for the year end May

31:

2013

2012

Income tax provision at

US Federal statutory rates

$

(345,107)     $

1,214,563

Permanent differences

(5,091)

(53,373)

Change in valuation allowance

(28,539)

-

Income tax expense (benefit)

$

(378,737)     $

1,161,190

Deferred tax assets and liabilities consisted of the following at May 31:

2013

2012

Current

Deferred tax asset:

Accrued vacation

$

18,094

$

20,790

Non-current

Deferred tax assets:

Net operating loss carryforward

$

649,126

$

680,271

Deferred compensation

62,334

62,334

Fixed asset basis difference

16,784

29,550

Loss contingency

18,068

-

Unremitted loss from subsidiary

364,522

-

Total non-current deferred tax assets

1,110,834

772,155

Deferred tax liabilities:

Unremitted income from subsidiary

-

(14,215)

Book fair market value adjustment of investment

(1,160,250)

(1,160,250)

Total non-current deferred tax liabilities

(1,160,250)

(1,174,465)

Net non-current deferred tax liability

(49,416)

(402,310)

Net deferred tax liability before valuation allowance

(31,322)

(381,520)

Valuation allowance

(751,131)

(779,670)

Net deferred tax liability

$

(782,453)

$

(1,161,190)

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

9.   INCOME TAXES (continued)

GAAP requires the Company to evaluate tax positions taken and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would be sustained upon examination by the IRS.  The Company has analyzed the positions taken, and has concluded that as of May 31, 2013, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.

The Company is subject to routine income tax audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.  Management believes it is no longer subject to income tax examinations for years prior to the year ended December 31, 2009.

The net operating loss carryforward as of May 31, 2013 expires as follows:

Expiring Year

2023

$

431,939

2024

563,441

2025

563,678

2029

150

2030

195,233

2033

154,757

Total

$

1,909,198

10. STOCK OPTIONS AND WARRANTS

The Company may grant incentive stock options to its directors and employees and nonstatutory stock options to service providers under the provisions of its stock option plan (the Stock Plan).  Under the Stock Plan, 500,000 shares of common stock have been reserved for the granting of these options.  There were 50,000 and 90,000 outstanding options as of May 31, 2013 and 2012,

respectively.  The Stock Plan provides that the exercise price of these options shall not be less than

85% of the fair market value of the common stock on the date granted, depending upon the optionee and type of option.  Options begin vesting after one year from date of grant at a rate of

25% per year and may not be exercised in fractional options. Options expire as stated in the individual agreement, but may not exceed 10 years after date of grant.  Options outstanding under the Stock Plan had an exercise price ranging from $0.25 and $1.47 as of May 31, 2013 and $0.25 and $1.65 as of May 31, 2012.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

10. STOCK OPTIONS AND WARRANTS (continued)

A summary of the status of the Company's stock option plan as of May 31 and changes during the years then ended are as follows:

Weighted

Average

Exercise

Shares

Price

Outstanding at June 1, 2011

90,000     $

1.03

Exercised

-

-

Granted

-

-

Forfeited

-

-

Outstanding at May 31, 2012

90,000

1.03

Exercised

-

-

Granted

10,000

1.47

Expired

(50,000)

(1.65)

Forfeited

-

-

Outstanding at May 31, 2013

50,000     $

.49

Exercisable at May 31, 2013

39,375

The following table summarizes information about employee stock options under the Stock Plan outstanding at May 31:

Options Outstanding

Options Exercisable

Range

Number

Weighted

of

Outstanding

Average

Weighted

Number

Weighted

Exercise

at May 31,

Remaining      Average

Exercisable

Average

Price

2013

Contractual     Exercise

at May 31,

Exercise

Life (years)

Price

2013

Price

$   0.25

40,000

2.08

$     0.25

39,375     $     0.25

$   1.47

10,000

3.42

$     1.47

-     $     1.47

50,000

2.35

$

.49

39,375     $

.25

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

10. STOCK OPTIONS AND WARRANTS (continued)

As part of the Company's initial financing, lenders were granted warrants to purchase 215,000 shares of the Company's common stock at an exercise price of $1.65 per share. The purchase rights are exercisable at any time before or at the date of an initial public offering, or the sale of a majority ownership interest in the Company.  The Company determined that as of the date of the grant the warrants had no significant fair market value.

The Company also granted each of its eight Advisory Board members warrants to purchase 2,000 shares each of the Company's common stock at an exercise price of $1.65 per share. The purchase rights are exercisable at any time before the date of an initial public offering, or the sale of a majority ownership interest in the Company.

No stock warrants have been exercised as of May 31, 2013 or 2012.

11. EMPLOYEE BENEFIT PLAN

The Company has a 401(k) Plan (the Plan) covering substantially all of its employees who are at least age 21 and have completed three months of service.  Participating employees may elect to contribute, on a tax deferred basis, a portion of their compensation in accordance with Section

401(k) of the Internal Revenue Code.  Additional matching contributions may be made to the Plan at the discretion of the Company.  For the years ended May 31, 2013 and 2012, the Company contributed $18,932 and $12,905, respectively.

12. RELATED PARTIES

In June, 2010, the Company entered into a sublease of expanded office and manufacturing facilities with a related party.  The terms of the sublease agreement expire in May, 2020.  The related party is responsible for its prorated partial share of executor costs, such as insurance, real estate taxes,

maintenance and other related expenses.  The Company has accounted for this sublease income in

Other Income in the accompanying statements of operations.

The Company has a license agreement (the Agreement) with MesoCoat, which grants MesoCoat an exclusive license to the use of technical information, proprietary know-how, data and patent rights assigned to and/or owned by the Company.  The agreement will end upon the last to expire valid claim of licensed patents, unless terminated within the terms of the agreement.

As part of the Agreement, MesoCoat has a commitment to purchase consumable powders from the

Company through July 1, 2014.  Also, as part of the Agreement the Company will provide technology transition and development services to MesoCoat to support their research and development activities on a cost reimbursement basis.  Total cost reimbursements were $369,184 and $275,365 for the years ended May 31, 2013 or 2012, respectively, and are included in

Revenues - Other in the accompanying statements of operations.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

12. RELATED PARTIES (continued)

The following is a summary of transactions and balances with related parties as of and for the year ended May 31:

2013

2012

Due from related parties (included in accounts

receivable in the accompanying balance sheets)

$

95,862

$

63,286

Due to related parties (included in accounts payable

and long-term debt in the accompanying balance     $

102,228

$

98,319

sheets)

Revenues from related party

$

369,184

$

275,365

Purchases from related parties

$

1,629

$

33,384

Rent paid to related party (as described in Note 13)

$

162,000

$

162,000

Rental income from related party

$

80,400

$

80,800

13. COMMITMENTS AND CONTINGENCIES

In November 2005, the Company entered into a fifteen year lease agreement with Sherman Properties,

LLC (Sherman Properties) for its corporate office and manufacturing facilities located in Euclid,

Ohio, at the rate of $13,500 per month.   The Company is liable for executor costs, such as

insurance, real estate taxes, maintenance, and other related expenses.  Rental expense paid to

Sherman Properties during the years ended May 31, 2013 and 2012 was $162,000, which management believes approximates a rental rate for comparable properties in the geographic area.

The Company's Chief Executive Officer and majority stockholder of the Company is a member of

Sherman Properties and, as more fully-described below, the Company guarantees the commercial mortgage loan indebtedness of Sherman Properties.

The Company also leases equipment under capital lease arrangements, expiring at various times through June 2013.  These leases are payable in various monthly installments, including interest between 6.50% and 14.75%, and are included as capital lease obligations in the accompanying balance sheets.  At May 31, 2013 and 2012, the related assets, with a net book value of $73,516 and $161,761, respectively, have been capitalized and are included in property and equipment in the accompanying balance sheets.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

13. COMMITMENTS AND CONTINGENCIES (continued)

Total future minimum payments under the lease agreements at May 31, 2013 are as follows:

YEAR ENDING

Capital

Operating

MAY 31,

Leases

Leases

2014

$

2,071

$

162,000

2015

-

162,000

2016

-

162,000

2017

-

162,000

2018

-

162,000

Thereafter

-

391,500

2,071

$

1,201,500

Less:  Interest component

(13)

2,058

Less:  Current portion

(2,058)

$

-

The Company is contingently liable as guarantor with respect to $1,080,000 of commercial mortgage loan indebtedness of Sherman Properties (an entity owned by the Company's majority stockholder and related individuals) to Cuyahoga County, Ohio (the County) for property acquired and leased to the Company.  The guarantee was issued in November 2002 and provides that if at any time

Sherman Properties defaults on its obligation under the loan, the Company will be obligated to perform under the guarantee by making the required payments.  The value of the property associated with the guarantee is estimated at $2,770,000 and the liabilities associated with the guarantee are estimated to be $1,310,000 as of May 31, 2013.

The Company is involved in various matters and litigation in the normal course of business including proceedings based on product liability claims and employment matters for which the Company carries commercial insurance.  Management regularly reviews the probable outcome of these matters, the expenses expected to be incurred, the availability and limits of the insurance coverage,

and monitors the established accruals for liabilities.  While the outcome of pending matters cannot be predicted with certainty, management believes that any liabilities that may result from these matters will not have a material adverse effect on the Company's liquidity, financial condition, or results of operations.

14. CONCENTRATIONS

During the year ended May 31, 2013 and 2012, revenues from two third-party customers comprised approximately 45% and 31%, respectively, of total revenues.  At May 31, 2013 and 2012, accounts receivable from these customers accounted for approximately 28% and 32%, respectively, of total receivables.

As more fully-described in Note 1, a significant portion of the Company's revenue is generated through government contracts under the Federal SBIR program.  During the years ended May 31, 2013 and

2012, revenues from the SBIR program were approximately 70% and 67%, respectively.

POWDERMET, INC.

NOTES TO THE FINANCIAL STATEMENTS

15. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:

2013

2012

INTEREST

$

38,298

$

42,538

NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended May 31, 2013, the Company made certain improvements to the building leased from Sherman Properties, on behalf of Sherman properties.  As a result, the Company reduced its note payable balance due to Sherman Properties in the amount of $9,277.

During the year ended May 31, 2012, the Company wrote-off accounts receivable and allowance for doubtful accounts of $31,265.

During the year ended May 31, 2012, the Company transferred $303,264 of accounts payable to long-term debt.

During the year ended May 31, 2012, the Company transferred $53,913 of accrued interest to long-term debt.

16. SUBSEQUENT EVENTS

In June 2013, the Company formed Terves, Inc. (Terves) and Powdermet Powder Production, Inc.

(PPP) as wholly-owned subsidiaries.  Terves was formed to develop and sell "frac balls", a metallic material designed to increase efficiencies for oil and gas extraction from shale rock formations.

PPP was formed to operate Powdermet's commercial business activity, while Powdermet will maintain operations of the SBIR and other governmental programs.  Neither Terves nor PPP have conducted any business activities to date, other than their business formations.  There were no additional material subsequent events that required recognition or additional disclosure in these financial statements through August 21, 2013, the date these financial statements were available to be issued.

POWDERMET, INC.

SCHEDULES OF COST OF REVENUES AND GENERAL AND ADMINISTRATIVE EXPENSES

YEARS ENDED MAY 31, 2013 AND 2012

2013

2012

PERCENTAGE

PERCENTAGE

OF REVENUES

OF REVENUES

COST OF REVENUES

Consultants

$

6,405

.3%

$

2,100

.1%

Depreciation

45,490

2.1

41,353

2.0

Direct labor

562,432

25.8

545,937

26.6

Materials

180,162

8.2

153,226

7.4

Other direct costs

2,535

.1

9,745

.5

Payroll and payroll related taxes

146,724

6.7

178,344

8.7

Rent

119,431

5.5

119,431

5.8

Subcontract

65,051

3.0

22,165

1.1

Travel

13,360

.6

10,955

.5

Utilities

47,398

2.2

36,529

1.8

$ 1,188,988

54.5%

$ 1,119,785

54.5%

GENERAL AND

ADMINISTRATIVE EXPENSES

Consultants

$

26,967

1.2%

$

29,734

1.4%

Depreciation and amortization

54,757

2.5

58,067

2.8

Dues and subscriptions

10,788

.5

8,116

.4

Insurance

58,261

2.7

40,216

2.0

Late fees

829

.0

855

.0

Office and miscellaneous

195,977

9.0

135,616

6.6

Payroll and payroll related taxes

503,266

23.1

490,479

23.9

Professional fees

4,028

.2

21,997

1.1

Recruiting

6,391

.3

15,956

.8

Rent

42,569

2.0

42,569

2.1

Repairs and maintenance

10,390

.5

8,356

.4

Telephone and utilities

21,918

1.0

18,216

.9

Travel and entertainment

10,732

.5

6,865

.3

$    946,873

43.5%

$    877,042

42.7%

See the Independent Auditors' Report.